UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 4, 2014
UAN POWER CORP.
(Exact name of registrant as specified in its charter)
Delaware	000-54334	27-0155619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
102 North Avenue, Mount Clemens, Michigan		480433
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(586) 530-5605
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Amendments to Articles of Incorporation or Bylaws

Effective September 4, 2014, we filed with the Delaware Secretary of State a Certificate of Amendment of Certificate of Incorporation, wherein we have increased our authorized share capital to 420,000,000 shares of stock as follows:

400,000,000 shares of Common Stock, having a par value of $0.00001 per share and 20,000,000 shares of Preferred Stock, having a par value of $0.00001 per share.

The increase of authorized capital was approved by our board of directors and by a majority of our stockholders by resolutions dated June 16, 2014.

.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAn POWER CORP.

/s/ Parashar Patel
Parashar Patel
President, Chief Executive Officer and Director

Date: September 5, 2014